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Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report on Form 10-Q of GTC Biotherapeutics, Inc. (the "Company") for the quarterly period ended June 29, 2003, as filed with the Securities and Exchange Commission on the date hereof, (the "Report"), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

          (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 4, 2003	/s/ GEOFFREY F. COX Geoffrey F. Cox Chief Executive Officer, Chairman and President Chief Executive Officer

Date: August 4, 2003	/s/ JOHN B. GREEN John B. Green Senior Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002